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As filed with the Securities and Exchange Commission on July 30, 2007

Registration No. 333-137841

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 3
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PQ CORPORATION
And Subsidiary Guarantors
Listed on Schedule A Hereto

(Exact name of registrant as specified in its charter)

Pennsylvania	2800	23-0972750
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1200 West Swedesford Road Berwyn, Pennsylvania 19312 (610) 651-4200 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	James P. Cox
Chief Financial Officer
PQ Corporation
1200 West Swedesford Road
Berwyn, Pennsylvania 19312
(610) 651-4200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Dennis D. Lamont, Esq.
Latham & Watkins LLP
885 Third Avenue
New York, New York 10022
(212) 906-1200

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act.

SCHEDULE A

SUBSIDIARY GUARANTORS

Exact Name of Registrant as Specified in its Charter	State or Other Jursidiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Indentification No.
Commercial Research Associates, Inc.	Pennsylvania	2800	23-1729766
Delpen Corporation	Delaware	2800	23-1713239
Philadelphia Quartz Company	Pennsylvania	2800	23-1989067
Potters Industries Inc.	New York	2800	22-1933307
PQ Asia Inc.	Delaware	2800	51-0331757
PQ Export Company	Delaware	2800	23-1865646
PQ Holding, Inc.	Delaware	2800	23-2195578
PQ International, Inc.	Pennsylvania	2800	23-2249536
PQ Systems Incorporated	Pennsylvania	2800	23-1965983

DEREGISTRATION OF SECURITIES

        This Registration Statement was filed on Form S-1 (File No. 333-137841) (the "Registration Statement") by PQ Corporation (the "Company") and the subsidiary guarantors named herein (together with the Company, the "Registrants") and became effective on or about October 12, 2006. The Registration Statement was filed, and the Prospectus that is part hereof was used, solely in connection with offers and sales by J.P. Morgan Securities Inc. (the "Market Maker") related to market-making transactions of an indeterminate amount of the securities registered hereunder. The Registrants have been released of their contractual obligations to maintain the effectiveness of the Registration Statement. Accordingly, this Post-Effective Amendment No. 3 to the Registration Statement is being filed to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 3, all of the notes remaining unsold under the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

PQ Corporation
By:	/s/ MICHAEL R. BOYCE Michael R. Boyce Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

/s/ MICHAEL R. BOYCE Michael R. Boyce	Chairman of the Board of Directors, Chief Executive Officer and President (principal executive officer)
* James P. Cox	Chief Financial Officer, Treasurer and Vice President (principal financial and accounting officer)
* Arnold L. Chavkin	Director
* Stephen V. McKenna	Director
* Timothy J. Walsh	Director
* Peter Savage	Director
* Barry Goldstein	Director
*By:	/s/ MICHAEL R. BOYCE Michael R. Boyce Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Commercial Research Associates, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

Commercial Research Associates, Inc.
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
* William J. Sichko, Jr.	Vice President, Secretary and Director
*By:	/s/ JAMES P. COX James P. Cox Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Delpen Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

Delpen Corporation
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
* William J. Sichko, Jr.	Vice President, Secretary and Director
*By:	/s/ JAMES P. COX James P. Cox Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Philadelphia Quartz Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

Philadelphia Quartz Company
By:	/s/ MICHAEL R. BOYCE Michael R. Boyce President

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

/s/ MICHAEL R. BOYCE Michael R. Boyce	President (principal executive officer)
* James P. Cox	Treasurer and Director (principal financial and accounting officer)
* William J. Sichko, Jr.	Vice President, Secretary and Director
*By:	/s/ MICHAEL R. BOYCE Michael R. Boyce Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Potters Industries Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

Potters Industries Inc.
By:	/s/ SCOTT RANDOLPH Scott Randolph President and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

* Michael R. Boyce	Chairman of the Board
/s/ SCOTT RANDOLPH Scott Randolph	President and Director (principal executive officer)
* James P. Cox	Chief Financial Officer, Treasurer and Director (principal financial and accounting officer)
* William J. Sichko, Jr.	Secretary, Vice President and Director
*By:	/s/ SCOTT RANDOLPH Scott Randolph Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Asia Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

PQ Asia Inc.
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
* William J. Sichko, Jr.	Vice President, Secretary and Director
*By:	/s/ JAMES P. COX James P. Cox Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Export Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

PQ Export Company
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
* William J. Sichko, Jr.	Vice President, Secretary and Director
*By:	/s/ JAMES P. COX James P. Cox Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Holding, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

PQ Holding, Inc.
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
* William J. Sichko, Jr.	Vice President, Secretary and Director
*By:	/s/ JAMES P. COX James P. Cox Attorney-in-Fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ International, Inc. has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

PQ International, Inc.
By:	/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr. President, Secretary and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

/s/ WILLIAM J. SICHKO, JR. William J. Sichko, Jr.	President, Secretary and Director (principal executive officer)
/s/ JAMES P. COX James P. Cox	Vice President, Treasurer and Director (principal financial and accounting officer)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, PQ Systems Incorporated has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, State of Pennsylvania, on July 30, 2007.

PQ Systems Incorporated
By:	/s/ JAMES P. COX James P. Cox President, Treasurer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2007.

Signature	Title

/s/ JAMES P. COX James P. Cox	President, Treasurer and Director (principal executive, financial and accounting officer)
* William J. Sichko, Jr.	Vice President, Secretary and Director
*By:	/s/ JAMES P. COX James P. Cox Attorney-in-Fact

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SCHEDULE A SUBSIDIARY GUARANTORS
DEREGISTRATION OF SECURITIES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES
SIGNATURES